Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-273037 on Form S-8 of our report dated March 13, 2024, relating to the consolidated and combined financial statements of Fortrea Holdings Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte and Touche LLP

Raleigh, North Carolina
March 13, 2024